                                                                   Exhibit 10.15

                             WATER SUPPLY AGREEMENT


         This Agreement made this 13th day of June, 1994, by and between THE CONNECTICUT WATER COMPANY, having its principal office in the Town of Clinton, County of Middlesex and State of Connecticut (the "Company"), and THE HAZARDVILLE WATER COMPANY, having its principal office in the Town of Enfield, County of Hartford and State of Connecticut ("HWC").

                             W I T N E S S E T H :

         WHEREAS, the Company has agreed to construct and operate a regional pipeline to be owned by the Town of Somers and/or the State of Connecticut for the purpose of providing water service to certain areas outside the present boundaries of the Company's Somers System; and

         WHEREAS, HWC has need of water from the Company to be delivered to HWC through said regional pipeline for limited use in HWC's service area; and

         WHEREAS, HWC and the Company mutually desire to establish an agreement pursuant to which the Company would provide water to HWC to meet such needs.

                                 NOW THEREFORE,

         It is mutually agreed between the parties hereto as follows:
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         1.  (a)  The Company shall enter into one or more contracts with the
Town of Somers and/or the State of Connecticut with respect to the construction, operation and maintenance of a regional water pipeline to be constructed from the Company's Somers System to the Rye Hill Circle area in Somers, Connecticut (herein, the "Regional Pipeline"). These contractual arrangements will be substantially in the form of Exhibit A hereto (which exhibit is the Installation and Service Agreement dated as of June 5, 1992 between the Company and the Town of Guilford, Connecticut), but with such changes therein as may be satisfactory to the Company. HWC shall enter into an agreement or agreements with the Town of Somers and/or the State of Connecticut with respect to the construction of a water distribution system within the exclusive service area (herein "ESA") of HWC, as determined by the Upper Connecticut River Water Utility Coordinating Committee, such system to be interconnected with the Regional Pipeline and provide water service within the Rye Hill Circle area. HWC may, from time to time enter into additional similar agreements with respect to other homes within the ESA of HWC. Said contracts between HWC and the Town of Somers and/or the State of Connecticut shall contain such provisions as to ownership and use thereof by HWC as shall be acceptable to HWC. The Company or HWC, as the case may be, in its sole discretion, may modify or supplement any of its contractual arrangements as it considers appropriate.

         (b) Said agreements between the Company and the Town of Somers and/or the State of Connecticut shall provide that the said Town and/or State shall own the Regional Pipeline for a term of sixty-one years, with the Regional Pipeline then being conveyed to the Company at no cost to the Company; provided, however, that said agreements shall also expressly provide that, after such conveyances upon expiration of said sixty-one year period, (i) the Company shall be permitted, without limitation as to time and at no cost (whether direct or indirect) to the Company, to continue to utilize the entire Regional Pipeline for the purposes, including the transmission of water in such quantities, then utilized by the Company or thereafter deemed
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necessary or desirable by the Company; and (ii) HWC shall be permitted to utilize the Regional Pipeline as permitted by this Agreement, without limitation as to time and at no additional cost to HWC beyond (A) the costs to HWC reflected in this Agreement and (B) HWC's proportionate share of those additional costs incurred by the Company as a result of ownership of the Regional Pipeline.

         2. (a) Said agreements between the Company and the Town of Somers and/or the State of Connecticut shall include obligations on the part of the Company to maintain in good working order all improvements constructed by the Town of Somers and/or the State of Connecticut for the aforesaid Regional Pipeline and any distribution system or domestic service lines extending from the Regional Pipeline to areas not within the ESA of HWC. Such maintenance and operation by the Company of the Regional Pipeline and the aforesaid improvements shall be in accordance with the standards set by the State of Connecticut Department of Public Health and Addiction Services ("DPHAS") or any successor agency and the State of Connecticut Department of Public Utility Control ("DPUC").

         (b) Said agreements between HWC and the Town of Somers and/or the State of Connecticut shall include obligations on the part of HWC to maintain in good working order any and all such improvements, all in accordance with standards set by DPHAS and DPUC.

         3. (a) The Company hereby agrees to provide potable water, fire protection and related services to HWC but only for resale by HWC solely to customers of HWC who are within the ESA of HWC and for whom HWC has received specific approval to serve from the Connecticut Department of Environmental Protection. The water supplied by the Company under this Agreement shall meet all federal, state and other water quality requirements applicable to the Company. The Company shall indemnify and hold harmless HWC for any and all costs,
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fees, expenses, damages and loss of any type or nature incurred as a result of any failure of the Company to comply with the aforesaid water quality requirements.

         (b) HWC agrees to, and does hereby consent to, all operations of the Company contemplated by this Agreement.

         4. (a) HWC will pay the established charges (based on the size of the master meter located on the Regional Pipeline at the boundary of the ESA of HWC and the quantity of water used) for all water supplied hereunder in accordance with the established rates of the Company's Somers System, which rates may from time to time be revised with the approval of the DPUC. The charges by the Company to HWC shall also include, without limitation, the Company's then existing standard inch foot charges as calculated for the Regional Pipeline, standard charges for all private fire connections made to the Regional Pipeline, standard charges for any and all hydrants installed along the Regional Pipeline within the ESA of HWC as may be authorized from time to time by the Town of Somers and standard charges for each service connection made to the Regional Pipeline. HWC shall be billed for all water delivered to HWC through the Regional Pipeline, as measured by the meters contemplated by Section 10 hereof, except that water taken directly from the Regional Pipeline as a result of main breaks, fire protection or flushing shall be excluded. The Company will bill HWC for meter charges and other charges and rates in accordance with its rules and regulations, except to the extent otherwise directed by the DPUC.

         (b) Notwithstanding the provisions of subsection (a), at such time as HWC complies with the requirements of Section 8(a) hereof, and is capable of inserting water into the Regional Pipeline, HWC shall continue to pay all other charges then applicable in accordance with subsection (a) hereof and, in addition, the quarterly bill for the last quarter of each calendar year
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thereafter during the term of this Agreement shall include, in addition to all other amounts payable by HWC under subsection (a) hereof, a minimum purchase charge equal to (1) the amount, if any, by which (A) the amount of water delivered by the Company to HWC, as measured by the master meter, during the twelve month period immediately preceding the month in which HWC so complies with Section 8(a) hereof (adjusted, if necessary, to reflect a full year's consumption), exceeds (B) the amount of water actually purchased pursuant to this Agreement from the Company by HWC during such calendar year, times (2) the then applicable rates of the Company.

         (c) The Company agrees to provide and be responsible for providing water for public and private fire service along the length of the Regional Pipeline through the use of direct connections to the Regional Pipeline, including the installation and maintenance of hydrants in the Town of Somers. The Company will bill any such service within the ESA of HWC to HWC as provided in subsection (a) hereof.

         (d) The rates at which HWC shall resell water purchased by HWC from the Company pursuant to this Agreement to HWC's customers shall be set by the DPUC.

         5. (a) The maximum amount of water which the Company shall be obligated to provide to HWC pursuant to this Agreement shall in no event exceed 100,000 gallons in any one day. The Company shall be under no obligation to supply amounts of water to HWC pursuant to the Regional Pipeline in excess of said 100,000 gallons per day, except for emergency use in the event of a fire or main break within that portion of the ESA of HWC serviced through the Regional Pipeline, and excluding water lost from the Regional Pipeline as a result of main breaks or flushing.
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                                      -6-



         (b) The Company will design, and use its best efforts to operate, the Regional Pipeline so that the Regional Pipeline is capable of delivering 1,100 gallons per minute at a residual pressure of 50 psi at the intersection of George Wood Road and Rye Hill Circle. The Pipeline will be designed to provide adequate service up to ground elevation 400 USGS datum. The Company undertakes only to supply water to HWC in such quantity existing in the Company's Somers System at any time. The Company will make all reasonable efforts to prevent interruptions of service and, when such interruptions occur, will endeavor to reestablish service with the shortest possible delay consistent with the safety of customers and the general public.

         (c) The parties hereto will jointly apply to DEP for a diversion permit with respect to 100,000 gallons per day of water to be sold by the Company to HWC through the Regional Pipeline pursuant to this Agreement. It shall be the Company's obligation to obtain any and all such approvals (other than the diversion permit and approval of this Agreement by the DPUC) as may be required to enable the parties to carry out this Agreement. HWC agrees to cooperate with the Company in pursuing any such approvals which may be needed. The Company shall undertake primary responsibility for obtaining the requisite diversion permit from DEP, and HWC shall cooperate with respect thereto.

         6. The Company shall be permitted to extend, enlarge and expand the Regional Pipeline and/or to interconnect with said Pipeline at any time and from time to time in such manner as the Company deems necessary or desirable in connection with its operations. HWC hereby grants the Company such approvals as may be necessary or desirable to enable the Company to effect such extensions, enlargements, expansions and interconnections within the ESA of HWC. Nothing in this section is intended to address the issue of what entities may provide water service within the ESA of CWC or of HWC.
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         7.      Upon compliance with all water quality and technical
engineering requirements deemed by the Company to be reasonably necessary, using good standard engineering practice, to ensure proper operation of the Regional Pipeline and upon payment of all reasonable costs relating to said interconnection: (i) HWC may interconnect with the Regional Pipeline in order to provide water service to homes experiencing present or future pollution problems; and (ii) additionally, upon confirmation by DPUC of compliance by HWC with the interconnection requirements set forth in the third paragraph of
Section II of the so-called Rye Circle Memorandum of Understanding dated May 3, 1994 (the "MOU"), HWC may interconnect with the Regional Pipeline any portion of the HWC system within the ESA of HWC now or hereafter in existence.

         8. (a) Upon compliance with the requirements of Section 7, HWC may, through one or more of the interconnections contemplated by Section 7(ii), insert water into the Regional Pipeline and thereby utilize the Regional Pipeline to supply water to existing or future customers of HWC located within the ESA of HWC; provided, however, that HWC shall (i) inject into the Regional Pipeline only potable water which meets all federal, state and other water quality requirements applicable to either the Company or HWC; (ii) be fully responsible for complying, and shall indemnify and hold harmless the Company for any and all costs, fees, expenses, damages and loss of any type or nature incurred as a result of any failure of HWC to comply, with the aforesaid water quality requirements and standards, and any and all technical or operational conditions reasonably requested by the Company to ensure proper operation and maintenance of the Regional Pipeline and HWC's interconnections thereto; and
(iii) be limited to a total use of the Regional Pipeline to transmit a maximum of 400,000 gallons of water per day, regardless of whether such water is purchased from the Company or supplied to the Regional Pipeline by HWC, it being the intent of this clause (iii) that the aggregate amount of
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water (A) sold by the Company to HWC pursuant to this Agreement, and (B)
inserted by HWC into the Regional Pipeline pursuant to this Section 8 (a) shall in no event exceed 400,000 gallons per day (except for emergency use for fire flow).

         (b) HWC may also construct or receive contributions of additional plant which, subject to the requirements of Section 7, may be interconnected to the Regional Pipeline to fulfill HWC's service obligations within its ESA in the vicinity of the Regional Pipeline.

         9. (a) HWC will install at its expense all necessary pipes, valves, meters and pits and other appurtenances required to effect any and all interconnections between HWC and the Regional Pipeline, including water meters. The Company shall have the right to approve the design, construction and operation of all connections to the Company water system and the Regional Pipeline, and all meter vaults, metering devices, and any other appurtenances thereto. The cost of all such work shall be paid by HWC. Meters and piping up to the main line gate valve on the Company side of each meter pit shall be and at all times remain the property of the entity then owning the applicable portion of the Regional Pipeline. The Company shall be responsible for the maintenance of the meters. The necessity for, and selection of, all connections, materials, and the location thereof shall be within the sole and exclusive judgment of the Company and shall be based solely upon good water utility engineering practices to ensure proper operation and maintenance of the Regional Pipeline and to preserve the ability of the Company and of HWC to carry out their respective rights and obligations under this Agreement; provided that no meters shall be required on those interconnections to the Regional Pipeline where HWC is not capable of inserting water into the Regional Pipeline.

         (b) HWC agrees that any and all modifications to its existing water supply system that are necessary or desirable to enable it to accept delivery of water delivered through the Regional
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                                      -9-



Pipeline shall be undertaken by HWC at its own expense. Any such interconnections will be made only within the ESA of HWC within the Town of Somers.

         (c) HWC shall, at its expense, obtain such permits and other rights which may be necessary or desirable to enable HWC to interconnect with the Regional Pipeline.

         10. The measurement of water delivered to HWC shall be undertaken by the Company. Such flow measurements shall be made by approved metering devices to be installed on the Regional Pipeline at the border of the ESA of HWC and at such other locations (such as at the border of the ESA of HWC and the ESA of the Company's Northern Division if the Regional Pipeline is so extended, and at those interconnections where HWC is capable of inserting water into the Regional Pipeline), as may be deemed necessary by the Company to ensure proper calculation of the amount of water actually delivered by the Company to HWC. All such metering devices shall be inspected at least annually and calibrated periodically by the Company. A copy of the inspection and calibration reports shall be provided to HWC. HWC shall have the right, upon reasonable notice to the Company, to inspect each such meter. The Company shall give HWC reasonable notice of each annual inspection and calibration of such meters and HWC shall have the right to be present during such operations.

         11. The Company shall operate and maintain the Regional Pipeline in accordance with customary water utility engineering practices. HWC shall operate and maintain that portion of its water system connected at any time to the Regional Pipeline in accordance with customary water utility engineering practices and with the guidelines set forth below:

         (i) HWC shall use its best efforts to minimize the wasteful use of water within that portion of its service area connected to the Regional Pipeline. Should the Company impose
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                                      -10-



restrictions on water use on its customers (e.g., sprinkling bans) HWC shall likewise impose such restrictions on its customers within said area. The imposition of said restrictions shall be within the sole and exclusive discretion of the Company. Nothing in this Agreement shall prevent HWC from imposing its own restrictions above and beyond those imposed by the Company.

         (ii) HWC shall ensure that all users connected to that portion of its water system connected to the Regional Pipeline who raise the water pressure install suitable backflow prevention devices as required by state or federal law. HWC shall ensure that all users connected to that portion of its water system connected to the Regional Pipeline which repump the water supplied by HWC do all such repumping on a schedule approved by HWC and in conformance with all existing cross connection regulations.

         12. HWC shall, and to the extent necessary shall cause those customers of HWC served through the Regional Pipeline to, comply in all respects with all of the rules and regulations of the Company which may from time to time be in effect and approved by the DPUC and applicable to the matters contemplated by this Agreement.

         13. The Company shall bill HWC monthly for fire protection and quarterly for water purchased and all other charges. All bills for services rendered or obligations payable hereunder shall be due and payable within thirty (30) days of the receipt of a bill therefor by HWC. Any amount remaining unpaid after such 30-day period shall thereafter bear interest to the date of payment at a rate per annum equal to (i) the prime rate of interest of Fleet Bank of Connecticut, as established and announced by such bank from time to time, plus (ii) 2 percent. If HWC fails to pay any sum due under this Agreement or otherwise fails to comply with any other provision of this Agreement, HWC will pay to the Company, to the extent permitted by law, such further

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amounts as shall be sufficient to cover the cost and expenses, including without limitation reasonable attorneys' fees, incurred by the Company in collecting any sums due hereunder or in otherwise enforcing any of its rights. In addition to any other rights which it may have, the Company shall have the right to refuse to provide water service to HWC if it has failed to make any payment required by this Agreement for more than 60 days after receipt of a bill therefor.

         14. HWC agrees that, except as specifically provided in this Agreement, it will indemnify and save the Company harmless from and against any and all loss, cost, liability or damage incurred directly or indirectly by the Company as a result of any negligence or misconduct on the part of HWC, its employees or agents, in connection with the construction or use of any of the HWC interconnections with the Regional Pipeline and the taking by HWC of any action contemplated by this Agreement. The Company agrees that, except as specifically provided in this Agreement, it will indemnify and save HWC harmless from and against any and all loss, cost, liability or damage incurred directly or indirectly by HWC as a result of any negligence or misconduct on the part of the Company, its employees or agents, in connection with the Company's operation or use of the Regional Pipeline and the taking by the Company of any action contemplated by this Agreement.

         15. Neither the Company nor HWC shall be liable in damages or otherwise for any failure to perform any obligation, except that HWC shall not be relieved of its payment obligations under this Agreement because of any failure which is occasioned by or in consequence of any act of God, act of public enemy, war, blockages, insurrection, riot, epidemic, land slide, lightning, earthquake, fire, storm, flood, washout, civil disturbance, strike, lockout or other industrial disturbance, power failure, explosion, breakage or accident to machinery or lines of pipe, failure or want of water supply, binding order, decree, regulation or judgment of any court or governmental authority or any other cause, whether of the kind enumerated or otherwise, not completely within the control of the Company or HWC, as the case may be, which act, omission, or circumstance the Company or HWC, as the case may be, is unable to prevent or overcome by the exercise of due diligence ("force majeure"). It is understood and agreed that the settlement of any such existing or impending strike, lockout or other industrial disturbance shall be entirely within the discretion of the Company or HWC, as the case may be, and that the foregoing requirement that any force majeure shall be beyond the complete control of the Company or HWC, as the case may be, and shall be prevented or overcome by the exercise of due diligence shall be deemed to be fulfilled even though such strike, lockout or other industrial disturbance may not be settled and could have been settled by acceding to the demands of the opposing party. It also is understood and agreed that the foregoing requirement that any force majeure shall be beyond the complete control of the Company and shall be prevented or overcome by the exercise of due diligence shall be deemed to be fulfilled even though any such force majeure may not be prevented or overcome and could have been prevented or overcome had the Company undertaken treatment or other techniques with respect to water delivered and sold pursuant to this Agreement if such techniques exceed the treatment or other techniques undertaken by the Company with respect to water supplied by the Company from the same sources to its retail customers.

         16. The Company assumes no responsibility for operation and maintenance of any portion of the water systems constructed and owned by HWC.

         17. The respective obligations of the parties hereto are subject to the following conditions precedent:
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                                      -13-



                 (i) Such approval of this Agreement as may be required by the DPUC and the DPHAS.

                 (ii) (a) Delivery to the Company of an opinion of counsel for HWC that HWC has authority to enter into this Agreement and carry out all of its obligations hereunder, and that this Agreement has been duly authorized, executed and delivered on behalf of HWC and is a legal, valid and binding agreement enforceable against HWC in accordance with its terms; and (b) Delivery to HWC of an opinion of counsel for the Company that the Company has authority to enter into the Agreement and carry out all of its obligations hereunder, and that this Agreement has been duly authorized, executed and delivered on behalf of the Company and is a legal, valid and binding agreement enforceable against the Company in accordance with its terms.

                 (iii) Approval by DPUC of rates for HWC to be charged to those customers of HWC served from the Regional Pipeline, which rates observe the principles set forth in the first paragraph of Section II of the MOU.

                 (iv) Assurances, satisfactory to the Company and to HWC, that, except for the incremental costs, if any, of increasing the joint application to the DEP for the diversion permit contemplated by Section 5(b)) from 62,500 gallons per day to 100,000 gallons per day, which incremental cost will be paid by HWC, neither the Company nor HWC shall bear any costs, and shall be fully reimbursed for all expenses, incurred directly or indirectly with respect to obtaining such diversion permit; and

                 (v) the receipt by HWC of written confirmation by DPHAS of the principle set forth in the last sentence of
                          Section IV of the MOU.

         18. This Agreement shall be effective as of the date of satisfaction (or waiver) of the last of the conditions set forth in Section 17 and, unless sooner terminated by mutual agreement, shall remain in full force and effect until December 31, 2060.

         19. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         20. In the event of any dispute or disagreement between the parties either with respect to the interpretation of any provisions of this Agreement or with respect to the performance by the Company or by HWC hereunder, then upon the written request of either party, each of the parties will appoint a designated officer whose task it will be to meet for the purpose of endeavoring to resolve such dispute or to reach agreement upon a mutual satisfactory alternative dispute resolution mechanism. The designated officers shall meet at a mutually agreeable location as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. Such officers shall discuss the problem and/or negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding and/or to reach agreement upon a mutually satisfactory alternative dispute resolution mechanism. All verbal and written communications between the parties and issued or prepared in connection with this section shall be deemed prepared and communicated in furtherance, and in the context, of dispute settlement, and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as an admission or otherwise), in any proceedings for the resolution of the dispute. No formal proceedings for the litigation of such dispute shall be commenced until either of the designated officers concludes in good faith that continued negotiations of the matter in issue does not appear likely to produce a mutually acceptable resolution or agreement upon a mutually satisfactory alternative dispute resolution mechanism.

         21. This Agreement constitutes the complete agreement of the parties. No amendment of this Agreement shall be effective unless in writing and signed by each of the parties hereto.

         22. All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, to the addressee's respective address as shown below, marked for attention as there indicated, or at such other address as such addressee may have furnished in writing to the other party hereto:


                          The Connecticut Water Company
                          93 West Main Street
                          Clinton, CT 06413
                          Attention:  Vice President-Operations

                 and

                          The Hazardville Water Company
                          10 Kearney Road, Suite 301
                          Needham, MA 02194
                          Attention:  Jonathan S. Avery, President


         23. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                    THE CONNECTICUT WATER COMPANY


                                    By  /s/ Marshall T. Chiaraluce
                                      -----------------------------------


                                    Its  President and CEO
                                       ------------------------------------


                                    THE HAZARDVILLE WATER COMPANY




                                    By   /s/  Jonathan S. Avery
                                      -----------------------------------

                                    Its    President
                                        ------------------------------------